Exhibit 4.2

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE OR SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS WRITTEN EVIDENCE REASONABLY SATISFACTORY TO THE BORROWER IS SUPPLIED TO THE BORROWER TO THE EFFECT THAT THE PROPOSED OFFER, SALE, ASSIGNMENT OR OTHER TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

unSECURED CONVERTIBLE note

$______________August 8, 2019

FOR VALUE RECEIVED, COOL HOLDINGS, INC., a Maryland corporation (the “Borrower”), hereby promises to pay _________________ (the “Holder”), the principal sum of ___________________________ Dollars ($_____________), together with simple interest thereon.  Interest shall accrue at a rate of twelve percent (12%) per annum commencing on the date hereof, and shall be calculated based on a 360-day year of twelve 30-day months.  Unless earlier converted into shares of Equity Securities (as defined below) pursuant to the terms of this Note or paid in full in accordance with the terms hereof, (a) accrued interest shall be payable to the Holder quarterly in arrears commencing on the date that the Borrower obtains any shareholder or other required regulatory approval (the “Approval Date”) to permit the conversion of this note, in stock of the Borrower, and (b) the outstanding principal amount and any unpaid accrued interest shall be due and payable by Borrower on demand by the Holder at any time after the earlier of: (i) the date 12 months following the original issuance date of this Note (“Maturity Date”) and (ii) an Event of Default (as defined below).

1.Payment.  Except in connection with the conversion of principal and unpaid accrued interest hereunder into the common stock of the Borrower (the “Equity Securities”) as provided for herein, (i) all payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower; and (ii) payment shall be credited first to accrued interest due and payable and the remainder applied to principal.

2.Unsecured Obligation.  This Note is an unsecured obligation of the Borrower.

3.Use of Proceeds.  The Borrower agrees to use the principal sum hereunder only in connection with the Borrower’s acquisition of Simply Mac, Inc. from GameStop Corp.

4.Conversion of the Note.  This Note shall be convertible according to the following terms:

(a)The principal and unpaid accrued interest of this Note will be automatically converted into Equity Securities at the election of the Holder which may be exercised at any time after the Approval Date.  The number of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by the Conversion Price. “Conversion Price” shall mean the amount which is 20% below the 5-day average closing price immediately prior to the Approval Date.

(b)Upon the conversion of this Note into Equity Securities, in lieu of any fractional shares to which the Holder of this Note would otherwise be entitled, the Borrower shall pay the Holder cash equal to such fraction multiplied by the issue price of such Equity Securities.

(c)Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Borrower.  As soon as practicable thereafter, the Borrower will issue in the name of and deliver to the Holder, a certificate or certificates for the number of shares of the Equity Securities to which the Holder shall be entitled on such conversion.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion.

5.Events of Defaults and Remedies.  The following events shall be considered Events of Default with respect to this Note: (a) the Borrower shall default in the payment of any part of the principal or unpaid accrued interest on this Note when due; (b) the Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Borrower or any subsidiary in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower or any subsidiary, or of all or any substantial part of the properties of the Borrower or any subsidiary, or the Borrower or any subsidiary or any of their respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Borrower or any subsidiary; (c) within thirty (30) days after the commencement of any proceeding against the Borrower or any subsidiary seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Borrower or any subsidiary of any trustee, receiver or liquidator of the Borrower or any subsidiary or of all or any substantial part of the properties of the Borrower or any subsidiary, such appointment shall not have been vacated; (d) any material representation or warranty made by the Borrower or any subsidiary in this Note or any agreement or instrument provided to the Holder in accordance with the specific terms and conditions of this Note shall prove to have been incorrect when made in any material respect; (e) the Borrower or any subsidiary fails to perform or observe any covenant contained in this Note where the failure to do so could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower; (f) any material judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a material part of the property of the Borrower and such judgment, writ, warrant of attachment or execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or (g) this Note is deemed to be unenforceable.  Upon the occurrence of an Event of Default under Section 4 hereof, at the option and upon the declaration of the Holder of this Note, the entire unpaid principal and accrued and unpaid interest on this Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby

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expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise. The Borrower shall promptly notify the Holder of the occurrence of any Event of Default.

6.Miscellaneous.

(a)Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.  This Note shall be transferable and assignable by the Holder at any time subsequent to the date hereof subject to the requirement (i) that any transferee or assignee of this Note must first agree in writing, in a form acceptable to the Borrower, to be bound by the terms of this Note, (ii) that any such assignment or transfer be, in the reasonable opinion of the Borrower’s counsel, in full compliance with applicable state and federal securities laws.

(b)Governing Law.  This Note shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Any claims or legal actions arising hereunder shall be commenced and maintained in any state or federal court of competent jurisdiction located in the State of New York, and the Holder consents and submits to the exclusive jurisdiction and venue of any such court.

(c)Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Borrower has caused this Unsecured Convertible Note to be signed in its name and executed as of the date first above written.

COOL HOLDINGS, INC.

By:  ______________________________

Name: Vernon A. LoForti

Title: Senior VP & CFO

ACKNOWLEDGED AND AGREED:

HOLDER:

________________________

Signature:

Name:

Title:

SCHEDULE A

Accredited Investor CERTIFICATE

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Unsecured Convertible Note to which this Schedule “A” is attached.  In the event of a conflict between the terms of this certification and such Unsecured Convertible Note, the terms of this certification shall prevail.

TO:	COOL HOLDINGS, INC. (the “Corporation”)

In connection with the acquisition by the Borrower of the Unsecured Convertible Note (the “Note”), the Borrower hereby represents, warrants, covenants and certifies to the Corporation and acknowledges that the Corporation and its counsel are relying thereon that:

(a)	It is authorized to consummate the purchase of the Note.
(b)

It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of its acquisition of the Note and it is able to bear the economic risk of loss of its entire investment.  To the extent necessary, the Borrower has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of owning the Note and the Common Shares issuable upon exercise thereof.

(c)

The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Note and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Note, and that any answers to questions and any request for information have been complied with to the Borrower’s satisfaction.

(d)

It is acquiring the Note for its own account, or for the account of one or more persons for whom it is exercising sole investment discretion (a "Beneficial Purchaser"), for investment purposes only, and not with a view to any resale, distribution or other disposition of the Note  and/or Common Shares in violation of the United States federal or state securities laws.

(e)

The Borrower understands and acknowledges that the Note and the Common Shares issuable upon conversion of the Note have not been and will not be registered under the Securities Act of 19ss, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States, and that the offer and sale of the Note to it is being made in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D thereunder, or Rule 903 of Regulation S thereunder, and similar exemptions under applicable state securities laws.

(f)

It understands and acknowledges that the Note and the Common Shares issuable on conversion thereof, will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and may be offered, sold, pledged, or otherwise transferred, directly or indirectly in accordance with an available exemption from the registration requirements of the U.S. Securities Act and in compliance with local laws and regulations.

(g)

The Borrower is either (i) resident outside the United States, or (ii) resident in the United States and is a U.S. Accredited Investor by virtue of meeting one of the following criteria (please write "SUB" for the criteria the Borrower meets and "BEN" for the criteria any persons for whose account or benefit the Borrower is purchasing the Special Warrant meet):

1. Initials _______	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
2. Initials _______	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
3. Initials _______	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or
4. Initials _______	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

5. Initials _______	An investment company registered under the United States Investment Company Act of 1940; or
6. Initials _______	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or
7. Initials _______	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or
8. Initials _______

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

9. Initials _______

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

10. Initials _______	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or
11. Initials _______

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Note, with total assets in excess of US$5,000,000; or

12. Initials _______	Any director or executive officer of the Corporation; or
13. Initials _______

A natural person whose individual net worth, or joint net worth, with that person’s spouse, exceeds US$1,000,000 as determined on the following basis:

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of the Note, shall not be included as a liability (except that if the amount of such indebtedness outstanding at such time exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; or

14. Initials _______

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

15. Initials _______

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Note, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

16. Initials _______

Any entity in which all of the equity owners meet the requirements of at least one of the above categories (if this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualifies as a U.S. Accredited Investor).

(h)

The Borrower has not purchased the Note as a result of any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) or any any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio or television or the internet, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)

The Borrower understands and acknowledges that the Note and the Common Shares issuable upon conversion thereof, will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and that if in the future it decides to offer, sell, pledge or otherwise transfer any of such securities it will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless:

(i)the sale is to Corporation;
(ii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 905 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv)	the securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and, in the case of each of it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under the U.S. Securities Act and applicable state securities.

(j)

The certificates representing the Note and Common Shares issuable upon conversion of the Note, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will bear, on the face of such certificates, the following legend:

“THE SECURITIES REPRESENTED HEREBY [for Note, add: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY [for Note, add: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY IN COMPLIANCE, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN EACH CASE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

(k)

The Borrower understands and agrees that there may be material tax consequences to it of an acquisition, holding, conversion or disposition of the Note and the and the Common Shares issuable upon conversion thereof. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Borrower under United States, state, local or foreign tax law of its acquisition, holding, conversion or disposition of the note or the  Common  Shares issuable upon conversion thereof and the Borrower acknowledges that it is solely responsible for determining the tax consequences to it with respect to its investment.

(l)

It understands that if the Corporation is ever determined to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for re-sales of the Note or the Common Shares issuable upon conversion thereof.

(m)

It consents to the Corporation  making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this certification.

(n)

If required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, the Borrower will execute, deliver, file and otherwise assist the Corporation in filing reports, questionnaires, undertakings and other documents with respect to the ownership of the Note and/or the Common Shares issuable upon conversion thereof.
(o)

It understands that the Corporation has no obligation to register, and has no present intention to register, the resale of any of the Note or Common Shares issuable upon conversion thereof under the U.S. Securities Act.  Accordingly, the Borrower understands that absent registration, under the rules of the SEC, the Borrower may be required to hold the Note and/or the Common Shares issuable upon conversion thereof indefinitely or to transfer such securities in transactions which are exempt from registration under the U.S. Securities Act, in which event the transferee may acquire "restricted securities" subject to the same limitations as in the hands of the Borrower.  As a consequence, the Borrower understands that it must bear the economic risks of the investment in the Note for an indefinite period of time.

(p)

That the funds representing the amount of the Note will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Borrower acknowledges that the Corporation may in the future be required by law to disclose the Borrower’s name and other information relating to the Note, on a confidential basis, pursuant to the PATRIOT Act.  No portion of the funds representing the amount of the Note provided by the Borrower (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Borrower, and it shall promptly notify the Corporation if the Borrower discovers that any of such representations ceases to be true and provide them with appropriate information in connection therewith..

[signature page follows]

The foregoing representations and warranties are true and accurate.  If any such representation or warranty shall not be true as of the date of the Note, the Borrower shall give immediate written notice of such fact to the Corporation.

Dated _______________     2018.

X
Signature of individual (if Borrower is an individual)

X
Authorized signatory (if Borrower is not an individual)

Name of Borrower (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

[Signature Page to Unsecured Convertible Note]